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                                                                     Exhibit 5.1
                               GARY M. SMITH, ESQ.
                        Watterson Tower West - Suite 1020
                                1040 Bishop Lane
                           Louisville, Kentucky 40218
                                  502.454.4850



October 30, 2003



Daugherty Resources, Inc.
120 Prosperous Place, Suite 201
Lexington, Kentucky 40509

Attention:  Mr. William S. Daugherty
            President & CEO

Re:      Daugherty Resources, Inc.
         Form S-4 Registration Statement, Opinion of Legal Counsel

Ladies and Gentlemen:

I have acted as counsel for Daugherty Resources, Inc. (the "Company") in connection with the registration by the Company of the shares of its common stock, no par value (the "Securities") to be outstanding upon consummation of the domestication of the Company as a Delaware corporation (the "Domestication") contemplated by its Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

In connection with the issuance of this opinion, I have examined, among other things, the Company's Memorandum and Articles of Association, as amended, the certificate of incorporation and bylaws of the Company proposed to be adopted in connection with the Domestication, corporate proceedings of the Company with respect to the Domestication, the Registration Statement and other instruments and documents deemed appropriate for purposes of this opinion.

Based upon the foregoing, and upon such other matters as I have determined to be relevant, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Province of British Columbia.

2. All of the Securities, upon issuance and delivery thereof, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this Opinion with the Commission as an exhibit to the Registration Statement.


Very truly yours,


/s/ Gary M. Smith, Esq.